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                                                                   EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement on Form S-3 of Albertson's, Inc. (the "Company") of our report dated March 20, 1996 incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1996 and to the reference to us under the heading "Experts" in the Prospectus that is a part of this Amendment No. 1 to this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boise, Idaho
May 13, 1996